Exhibit 99.1

P R E S S R E L E A S E

For Immediate Release:	Contact: Mollie Condra, Ph.D. HealthStream (615)-301-3237 mollie.condra@healthstream.com

HEALTHSTREAM ANNOUNCES QUARTERLY CASH DIVIDEND

NASHVILLE, Tenn. (April 6, 2023)—HealthStream, Inc. (the “Company”) (Nasdaq: HSTM), a leading healthcare technology platform for workforce solutions, announced today that, as previously disclosed in the Company’s earnings release dated February 20, 2023, the Board of Directors has declared the Company’s first quarterly cash dividend under its dividend policy announced in such earnings release in the amount of $0.025 per share of the Company’s outstanding common stock, which dividend will be payable to stockholders of record as of the close of business on April 17, 2023, with a payment date of April 28, 2023.

About HealthStream

HealthStream (Nasdaq: HSTM) is the healthcare industry’s largest ecosystem of platform-delivered workforce solutions that empowers healthcare professionals to do what they do best: deliver excellence in patient care. For more information about HealthStream, visit www.healthstream.com.

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact) that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including, without limitation, legal requirements and contractual restrictions which may affect the continuation of our quarterly cash dividend policy, which may be modified, suspended or canceled in any manner and at any time that our Board may deem necessary or appropriate, as well as risks referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 28, 2023, , and in the Company’s other filings with the Securities and Exchange Commission from time to time. Consequently, such forward-looking information should not be regarded as a representation or warranty or statement by the Company that such projections will be realized. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

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